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                                                                    Exhibit 10.9

                                                                  EXECUTION COPY


                                 CASH COLLATERAL
                         PLEDGE AND ASSIGNMENT AGREEMENT

        CASH COLLATERAL PLEDGE AND ASSIGNMENT AGREEMENT, dated as of January 28, 1999, made by Barney's, Inc., a New York corporation (the "Pledgor"), to Citicorp USA, Inc., as agent (the "Administrative Agent") for the financial institutions from time to time parties to the Credit Agreement (as defined below) as lenders (the "Lenders"), the financial institutions from time to time parties to the Credit Agreement (as defined below) as issuing banks (the "Issuing Banks").

                             PRELIMINARY STATEMENTS:

        (1) The Pledgor has opened a special non-interest-bearing cash collateral account (the "Account") with Citibank, N.A. ("Citibank") at 399 Park Avenue, New York, New York 10043, Account No. 40787258 (CUSA f/a/o Barney's, Inc.), in the name of the Administrative Agent and under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

        (2) Barney's, Inc., Barneys America, Inc., PFP Fashions, Inc., Barneys
(CA) Lease Corp., Barneys (NY) Lease Corp., Basco All-American Sportswear Corp., BNY Licensing Corp., and Barneys America (Chicago) Lease Corp., (collectively, the "Borrowers") the Lenders, the Issuing Banks, the Administrative Agent for the Lenders and the Issuing Banks and General Electric Capital Corporation, in its capacity as documentation agent (in such capacity, the "Documentation Agent") have entered into a Credit Agreement dated as of January 28, 1999 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

        (3) It is a condition precedent to the making of the Loans and the issuing of the Letters of Credit by the Issuing Banks under the Credit Agreement that the Pledgor shall have made the pledge and assignment contemplated by this Agreement.

        NOW THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans and the Issuing Banks to issue the Letters of Credit under the Credit Agreement, the Pledgor hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Lenders, the Issuing Banks and the other Holders as follows:

        SECTION 1. PLEDGE AND ASSIGNMENT. The Pledgor hereby pledges and assigns to the Administrative Agent for its benefit and the ratable benefit of the Lenders, the Issuing Banks and the other Holders, and grants to the Administrative Agent for its benefit and the ratable


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benefit of the Lenders, the Issuing Banks and the other Holders a security interest in, the following collateral (the "Collateral"):

                (i) the Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Account;

                (ii) all Investments (as hereinafter defined) from time to time, and all certificates and instruments, if any, from time to time representing or evidencing the Investments;

                (iii) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Pledgor in substitution for or in addition to any or all of the then existing Collateral;

                (iv) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral; and

                (v) all proceeds of any and all of the foregoing Collateral.

        SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures the payment of all Obligations and all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations being the "Liabilities").

        SECTION 3. DELIVERY OF COLLATERAL. All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Collateral. In addition, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.

        SECTION 4. MAINTAINING THE ACCOUNT. So long as any Lender has any Commitment or any Note shall remain unpaid:

                (a) The Pledgor will maintain the Account with Citibank.

                (b) It shall be a term and condition of the Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Account and except as otherwise provided by the provisions of SECTION 6 and SECTION 13, that no amount


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        (including interest on the Account) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Pledgor or any other person or entity from the Account.

The Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

        SECTION 5. INVESTING OF AMOUNTS IN THE ACCOUNT. If requested by the Pledgor, the Administrative Agent will, subject to the provisions of SECTION 6 and SECTION 13, from time to time (a) invest amounts on deposit in the Account in such Cash Equivalents as the Pledgor may select and the Administrative Agent may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents which may mature or be sold, in each case in such Cash Equivalents as the Pledgor may select and the Administrative Agent may approve (the Cash Equivalents referred to in clauses (a) and (b) above being collectively "Investments"). Interest and proceeds that are not invested or reinvested in Investments as provided above shall be deposited and held in the Account.

        SECTION 6. RELEASE OF AMOUNTS. (a) So long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent will pay and release to the Pledgor after the Commitment Termination Date and at the request of the Pledgor, the amount of credit balance of the Account on any maturity date of the Investment to the extent that (i) the credit balance of the Account exceeds (ii) the Liabilities.

        (b) At all other times, the Administrative Agent will pay and release to the Pledgor all amounts in accordance with Section 3.01(b)(iii) of the Credit Agreement.

        SECTION 7. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

        (a) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any Lien, except for the security interest created by this Agreement.

        (b) The pledge and assignment of the Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Liabilities.

        (c) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge and assignment by the Pledgor of the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first


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priority nature of such security interest) or (iii) for the exercise by the
Administrative Agent of its rights and remedies hereunder.

        SECTION 8. FURTHER ASSURANCES. The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

        SECTION 9. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Collateral, except for the security interest under this Agreement.

        SECTION 10. ADMINISTRATIVE AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, at any time during the occurrence and continuance of an Event of Default, in the Administrative Agent's discretion to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any interest payment, dividend or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

        SECTION 11. ADMINISTRATIVE AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Administrative Agent may itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by the Pledgor under SECTION 14.

        SECTION 12. THE ADMINISTRATIVE AGENT'S DUTIES. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Administrative Agent, any Lender or any Issuing Bank has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that


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which Citibank accords its own property.

        SECTION 13. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

                (a) The Administrative Agent may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account against the Liabilities or any part thereof.

                (b) The Administrative Agent may also exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                (c) Any cash held by the Administrative Agent as Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Administrative Agent pursuant to SECTION 14) in whole or in part by the Administrative Agent for the ratable benefit of the Administrative Agent, the Lenders and the Issuing Banks against, all or any part of the Liabilities in such order as the Administrative Agent shall elect. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Liabilities shall be paid over to the Pledgor.

        SECTION 14. EXPENSES. The Pledgor will upon demand pay to the Administrative Agent the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent, the Lenders or the Issuing Banks hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.


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        SECTION 15. AMENDMENTS, WAIVERS AND CONSENTS. None of the terms or provisions of this Agreement may be waived, altered, modified or amended, and no consent to any departure by the Pledgor herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by the Pledgor (if the Pledgor is adversely affected by such amendment) and the Administrative Agent and (ii) complies with the requirements of the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Administrative Agent of any right or remedy under this Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Administrative Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Agreement on the part of the Administrative Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

        SECTION 16. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing and may be personally served, telecopied or sent by courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of a telecopy. Notices to the Pledgor shall be sent to its address specified in the Credit Agreement, and if to the Administrative Agent, at its address specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party.

        SECTION 17. CONTINUING SECURITY INTEREST; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Liabilities and all other amounts payable under this Agreement and (y) the Commitment Termination Date, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders or the Issuing Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender or any Issuing Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and any Note held by it) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Lender or such Issuing Bank herein or otherwise in accordance with the provisions of the Credit Agreement. Upon the later of the payment in full of the Liabilities and all other amounts payable under this Agreement and the Commitment Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Administrative Agent will, at the Pledgor's expense, return to the Pledgor such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.


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        SECTION 18. GOVERNING LAW; TERMS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

        SECTION 19. SEVERABILITY. If any provision of this Agreement is held to be prohibited or unenforceable in any jurisdiction the substantive laws of which are held to be applicable hereto, such prohibition or unenforceability shall not affect the validity or enforceability of the remaining provisions hereof and shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 20. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        SECTION 21. WAIVER OF JURY TRIAL. EACH OF THE PLEDGOR AND THE ADMINISTRATIVE AGENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE ADMINISTRATIVE AGENT AND THE PLEDGOR ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EITHER THE PLEDGOR OR THE ADMINISTRATIVE AGENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        SECTION 22. ADVICE OF COUNSEL. The Pledgor represents and warrants to the Administrative Agent, the Lenders and the Issuing Banks that it has discussed this Agreement with the Pledgor's attorneys.

        SECTION 23. TERMINATION; RELEASE OF COLLATERAL. Notwithstanding anything in this Agreement to the contrary, the Pledgor may, to the extent permitted by
SECTION 9.02 of the Credit Agreement, sell, assign, transfer or otherwise dispose of any Collateral. In addition, the Collateral shall be subject to release in accordance with SECTION 12.09(C) of the Credit Agreement (such Collateral and the Collateral referred to in the immediately preceding sentence being the "Released Collateral"). The Liens under this Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release and upon the request of the Pledgor, the Administrative Agent shall execute and deliver such instrument or document as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that (i) the Administrative Agent shall not be required to execute any such documents on terms which, in


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the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Liabilities or any Liens on (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

        SECTION 23. MERGER. This Agreement, taken together with all the other Loan Documents, embodies the entire agreement and understanding, between the Pledgor and the Administrative Agent, any Lender or any Issuing Bank and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.











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        IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                       BARNEY'S, INC.


                                       By: /s/ Edward Lambert
                                           ----------------------------------
                                           Title: Executive VP and CFO



ACCEPTED AND AGREED:

CITICORP USA, INC., as Administrative Agent



By: /s/ Brenda Cotsen
    ------------------------------
    Title: Vice President




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